EXHIBIT 23 (a)

CONSENT OF EXPERTS AND COUNSEL
PRICE WATERHOUSE, LLP

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 17, 1995 appearing on page 15 of Pizza Inn Inc.'s Annual Report on Form 10-K/A for the year ended
June 25, 1995.

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Dallas, Texas
January 23, 1996